Exhibit 99.1
MENTOR CORPORATION
ANNUAL MEETING OF SHAREHOLDERS — SEPTEMBER 15, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF MENTOR CORPORATION
     The undersigned revokes all previous proxies, acknowledges receipt of the notice of the 2008 Annual Meeting of Shareholders of Mentor Corporation (the “Company”), to be held September 15, 2008 and the proxy statement, and hereby appoints Joseph E. Whitters and Joshua H. Levine, and each of them, as attorneys-in-fact, proxies with power of substitution to vote on behalf of the undersigned all shares of the Company which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. local time at the Four Seasons Resort and Club, Dallas at Las Colinas, 4150 North MacArthur Boulevard, Irving, Texas 75038 on September 15, 2008, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following:
1.	To approve and adopt the Agreement and Plan of Merger, dated as of July 9, 2008, by and among Mentor Corporation, Mentor International Holdings, Inc. and MNT Merger Sub, Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.	To elect a board of seven directors to serve until the next annual meeting, or until their successors are duly elected and qualified.

☐ FOR ALL nominees listed below*	☐ WITHHOLD AUTHORITY for all nominees listed below*	☐ EXCEPTIONS*

*	INSTRUCTION: To vote for or withhold authority to vote for all nominees, check the appropriate box above; to withhold authority to vote for an individual while voting for others, check the “Exceptions” box and line through or otherwise strike out the name of the nominee(s) for whom authority is withheld.
Michael L. Emmons; Walter W. Faster; Margaret H. Jordan, Joshua H. Levine;
Katherine S. Napier; Burt E. Rosen; Joseph E. Whitters
3.	To approve the amendment and restatement of the Mentor Corporation 2005 Long-Term Incentive Plan such that, among other things, the aggregate number of shares of the Company’s common stock available for grant is increased by 2,500,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2009.

☐ FOR	☐ AGAINST	☐ ABSTAIN
5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE APPROVAL OF PROPOSAL NO. 1, FOR THE NOMINEES LISTED IN PROPOSAL NO. 2, FOR THE APPROVAL OF PROPOSAL NO. 3 AND FOR THE APPROVAL OF PROPOSAL NO. 4. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING. A MAJORITY OF THE PROXIES OR SUBSTITUTES PRESENT AT THE MEETING MAY EXERCISE ALL POWERS GRANTED HEREBY.
The undersigned hereby ratifies and confirms all that said attorneys-in-fact and proxies shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the annual meeting or any adjournment thereof.
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature	Date: _______________, 2008

Signature	Date: _______________, 2008
Please MARK, SIGN, DATE and RETURN this PROXY in the enclosed self-addressed envelope.